VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of July 15, 2019 by and among Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, “Purchaser”) and [●], an individual (“Stockholder”).

RECITALS

WHEREAS, as of the date hereof, Stockholder is the legal and beneficial owner (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) of the shares of common stock, par value of $0.01 per share (the “Common Stock”), of Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), such Common Stock together with any other shares of Common Stock or other equity interests, in each case, over which Stockholder acquires beneficial ownership during the period from the date hereof until the termination of this Agreement are collectively referred to herein as the “Subject Shares”;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Purchaser are entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, shares of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Shares”), and shares of convertible preferred stock of the Company designated as Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Shares” and together with the Series A Shares, the “Preferred Shares”);

WHEREAS, it is expected that, in accordance with the terms of an investor rights agreement (the “Investor Rights Agreement”) required to be entered into by the Company and the Purchaser pursuant to the Securities Purchase Agreement (subject to the terms and conditions thereof), the Company shall make certain proposals to holders of Common Stock requesting such stockholders’ approval of (i) potential issuances of Common Stock in connection with conversions of Series A Shares, including the Series A Shares issuable upon conversion of the Series A-1 Shares, pursuant to the terms of the Certificate of Designation (“Conversion Issuances”) and potential Preemptive Rights Issuances (as defined below); and

WHEREAS, as an inducement to the Purchaser’s willingness to enter into the Securities Purchase Agreement, the Purchaser and Stockholder are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement, the Certificate of Designation (as defined in the Securities Purchase Agreement) and/or the Investor Rights Agreement, as applicable.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares During the Voting Period. Stockholder hereby agrees that, during the period from the date hereof through the termination of this Agreement in its entirety pursuant to Section 5.1 (the “Voting Period”), at any meeting (whether annual or special and each adjourned, reconvened or postponed meeting) of the Company’s stockholders, however called, and on every action or approval by written consent or consents of the Company stockholders with respect to any of the following matters, Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), irrevocably and unconditionally, in person or by proxy, all of its Subject Shares:

(a) in favor of any proposal to approve the Conversion Issuances and/or the Preemptive Rights Issuances;

(b) in favor of any additional approvals of the stockholders of the Company required under the Company Organizational Documents (as defined in the Securities Purchase Agreement) or any regulation or rule of The Nasdaq Capital Market (or any other Trading Market (as defined in the Securities Purchase Agreement) on which the Common Stock is listed or quoted for trading on the date in question), in each case in connection with the Conversion Issuances and/or the Preemptive Rights Issuances;

(c) at the request of the Purchaser, in favor of adoption of any other proposal that the Company’s Board of Directors (the “Board”) has (i) determined is reasonably necessary to facilitate the Conversion Issuances and/or the Preemptive Rights Issuances in accordance with the terms of the Securities Purchase Agreement, the Certificate of Designation or Investor Rights Agreement or any other matter contemplated thereby and (ii) recommended by the Board to be adopted by the stockholders of the Company; and

(d) against any other action, agreement or transaction, that is intended, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the approvals and actions in Sections 2.1(a), (b) and (c) or completion of the transactions contemplated by the Securities Purchase Agreement or Investor Rights Agreement.

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Section 2.2 Preemptive Rights Issuances. If (i) any of the Investor Parties (as defined in the Investor Rights Agreement) desires to exercise preemptive rights to acquire capital stock of the Company pursuant to Section 7 of the Investor Rights Agreement and (ii) the issuance of such capital stock to any such Investor Party (a “Preemptive Rights Issuance”) would require approval of the stockholders of the Company under the Company Organizational Documents or any regulation or rule of The Nasdaq Capital Market (or any other Trading Market on which the Common Stock is listed or quoted for trading on the date in question), the Stockholder irrevocably and unconditionally agrees during the Voting Period to vote, in person or by proxy, at any meeting (whether annual or special and each adjourned, reconvened or postponed meeting) of the Company’s stockholders, however called, or to act by written resolution of the Company’s stockholders (if applicable) with respect to, all of its Subject Shares or other equity securities of the Company having the right to vote in favor of such issuance beneficially owned by it, in favor of such issuance.

Section 2.3 Irrevocable Proxy and Power of Attorney. Stockholder hereby constitutes and appoints as the proxy of Stockholder and hereby grants a power of attorney to any authorized designee of Purchaser, and each of them, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes each of them to vote all of the Subject Shares in a manner which is consistent with the terms of Section 2.1 or Section 2.2, respectively, or to take any other action necessary to give effect to Section 2.1 or Section 2.2, respectively, if and only if Stockholder (i) fails to vote all of the Subject Shares or (ii) attempts to vote (whether by proxy, in person or by written consent), any of the Subject Shares in a manner which is inconsistent with the terms of Section 2.1 or Section 2.2, respectively. Each of the proxy and the power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of Purchaser in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 5.1 hereof. Stockholder hereby revokes any and all previous proxies or power of attorney with respect to the Subject Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 5.1 hereof, purport to grant any other proxy or power of attorney with respect to any of the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Subject Shares, in each case, with respect to any of the matters set forth herein.

ARTICLE III

COVENANTS

Section 3.1 Subject Shares.

(a) Stockholder agrees that, until the earlier of the end of the Voting Period and the six (6) month anniversary of the date of this Agreement, Stockholder will not, directly or indirectly, offer for sale, sell (including short sales), contract to sell, assign, hypothecate, transfer, tender, pledge, grant a security interest in, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”) any Subject Shares, or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Subject Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Subject Shares or any interest therein in violation of this Section 3.1(a) shall be null and void. During the Voting Period, in furtherance of this Agreement, Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the termination of this Agreement.

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(b) Stockholder agrees that all shares of Common Stock that Stockholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of, but excluding shares of Common Stock underlying unexercised Options (as defined below), during the Voting Period shall be subject to the terms and conditions of this Agreement and shall constitute Subject Shares for all purposes of this Agreement.

(c) In the event of a share dividend or distribution, or any change in the Common Stock by reason of any share dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or similar transaction, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(d) Stockholder shall, during the Voting Period, notify the Purchaser of the number of any new Common Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Article II acquired by Stockholder, if any, after the date hereof.

Section 3.2 Stockholder’s Capacity[; Stockholder Designees]. All agreements and understandings made herein shall be made solely in Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity. [For the avoidance of doubt, the parties acknowledge and agree that (i) Stockholder is a member of the Board (in such capacity, the “Stockholder Director”) and shall be free to act in his or her capacity as a director of the Company in accordance with such director’s fiduciary duties under the laws of the state of Delaware, including with respect to any vote cast or written consent given in his or her capacity as a director of the Company on any matter, (ii) nothing herein shall prohibit or restrict the Stockholder Director from taking any action in his or her capacity as a director in facilitation of the exercise of such director’s fiduciary duties under the laws of the state of Delaware and (iii) no action taken by the Stockholder Director acting solely in his or her capacity as a director of the Company, including any vote cast or written consent given in his or her capacity as a director of the Company on any matter, shall be deemed to be a breach by Stockholder of this Agreement.]1

Section 3.3 Further Assurances. Each of the parties shall, from time to time, use its respective commercially reasonable efforts to perform, or cause to be performed, such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as may be necessary to vest in another party the power to carry out and give effect to the provisions of this Agreement.

1 NTD: Bracketed language to be included only in voting agreements signed by Company directors.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Purchaser as follows:

(a) Due Organization and Authorization. Stockholder is a natural person. Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and (assuming the due authorization, execution and delivery by the Purchaser) constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(b) Ownership of Shares. As of the date hereof, Stockholder is the legal and beneficial owner of the Subject Shares and has the sole power to vote or cause to be voted such Subject Shares. As of the date hereof, Stockholder does not own or hold any right to acquire any additional shares of any class of share capital of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than (i) the Subject Shares and (ii) the options, warrants and other rights to acquire additional shares of Common Stock or security exercisable for or convertible into shares of Common Stock, set forth on the signature page of this Agreement (collectively, “Options”). Stockholder has good and valid title to the Subject Shares, free and clear of any and all Liens of any nature or kind whatsoever, other than (x) those created by this Agreement or (y) those imposed under applicable securities laws.

(c) No Conflicts. Other than, in the case of clauses (i) and (ii)(z) below, compliance by Stockholder with the applicable requirements of the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (ii) none of the execution, delivery and performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall result in, or give rise to, a violation or breach of or a default under any of the terms of any contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Shares or its assets may be bound or (z) violate any applicable law except as would not reasonably be expected to materially impair Stockholder’s ability to perform its obligations under this Agreement.

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Section 4.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to Stockholder as follows:

(a) Due Organization and Authorization. Purchaser is duly organized and validly existing under the Laws of its jurisdiction or organization or formation. Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(b) No Conflicts. Other than, in the case of clauses (i) and (ii)(z) below, compliance by the Purchaser with the applicable requirements of the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and (ii) none of the execution, delivery and performance of this Agreement by Purchaser, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof shall (x) conflict with or result in any breach of the organizational documents of Purchaser, (y) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract, understanding, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound or (z) violate any applicable Law except as would not reasonably be expected to materially impair Purchaser’s ability to perform its obligations under this Agreement.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall automatically terminate, and neither the Purchaser nor Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect (other than the parties hereto remaining responsible for any breaches of this Agreement prior to such termination) upon the earliest to occur of: (i) a written agreement among the Purchaser and Stockholder to terminate this Agreement pursuant to Section 5.1 or the written request by the Purchaser delivered to the Stockholder to terminate this Agreement, at which time this Agreement shall be so terminated without any action required by the Stockholder; (ii) the termination of the Securities Purchase Agreement in accordance with its terms; (iii) the date on which Stockholder no longer serves as an officer or director of the Company, (iv) the date on which the Investors’ (as defined in the Investor Rights Agreement) obligations under Section 8.10 of the Investor Rights Agreement terminate, (v) five (5) Business Days following the Requisite Approval Date (as defined below); and (vi) such date to occur after the Issuance Date (as defined in the Certificate of Designation) in which there are no issued and outstanding Preferred Shares. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination of this Agreement. For purposes of the foregoing, the “Requisite Approval Date” shall be the first date to occur in which (1) the Nasdaq Approval (as defined in the Certificate of Designation) has been obtained on or prior to such date and remains in full force and effect on such date and (2) the requisite approval of the stockholders of the Company to pre-approve the Preemptive Rights Issuances for purposes of allowing the Investor Parties to participate therein in full in compliance with applicable law and the rules and regulations of The Nasdaq Capital Market (or any other Trading Market on which the Common Stock is listed or quoted for trading on the date in question) (the approval described in this clause (2), the “Preemptive Approval”) has been obtained on or prior to such date and remains in full force and effect on such date.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 Publication. Stockholder hereby permits the Purchaser (and its Affiliates) and the Company to publish and disclose publicly (including in any documents and schedules filed with the Securities and Exchange Commission) Stockholder’s identity and ownership of Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement as reasonably determined by the Purchaser or the Company, as applicable, to be required under applicable law or under the rules and regulations of The Nasdaq Capital Market (or any other Trading Market on which the Common Stock is listed or quoted for trading on the date in question).

Section 6.2 Fees and Expenses. Stockholder and the Purchaser shall be responsible for their own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.

Section 6.3 Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto; provided, that any amendment, change, supplement, waiver or other modification that would reasonably be expected to be adverse to the Company shall require the consent of the Company. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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Section 6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 6.4 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to Stockholder, to it at:

[Name]
[Address]
Attn: [●]
Email: [●]

with a copy to (which copy alone shall not constitute notice):

[Name]

[Address]
[Address]
Attn:
Email:

If to the Purchaser, at:

Ampersand 2018 Limited Partnership

c/o Ampersand Capital Partners
55 William Street, Suite 240
Wellesley, MA 02481
Attn: Dana L. Niles, Chief Operating Partner
Email: dln@ampersandcapital.com

with a copy to (which copy alone shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue
Boston, MA 02210
Attn: James T. Barrett, Esq., and Jocelyn Arel, Esq.
Email: JBarrett@goodwinlaw.com and JArel@goodwinlaw.com

Section 6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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Section 6.7 Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties.

Section 6.8 Parties in Interest. The Company shall be a third party beneficiary under this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Company, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.9 Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (viii) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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Section 6.10 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 6.10 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

Section 6.12 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Stockholder and the Purchaser and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto. Without limiting the generality of the foregoing sentence, no Purchaser or its affiliates shall be deemed to beneficially own any security solely as a result of the Purchaser’s execution of this Agreement, and Stockholder (i) is entering into this Agreement solely on its own behalf and Stockholder shall not have any liability (regardless of the legal theory advanced) for any breach of any similar agreement by any other Stockholder of the Company and (ii) by entering into and performing under this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 6.13 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile transmission or electronic “.pdf”, which shall have the full force and effect of an original signature.

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Section 6.14 Holdback & Lock-Up. If any sale of Registrable Securities (as defined in the Investor Rights Agreement) shall be effected by means of an underwritten offering, the Stockholder agrees that (a) it shall be a Lock-Up Party (as defined in the Investor Rights Agreement) so long as a Purchaser is a Lock-Up Party, (b) it shall not effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including any sale pursuant to Rule 144 under the Securities Act of 1933 or by entering into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequence of ownership of such securities, during the ten (10) Business Days prior to, and continuing for ninety (90) Business Days after, the date of the pricing of such underwritten offering (unless the underwriters, the Company and the Purchaser agree on a different time period) and (c) it shall enter into a customary “lock-up” agreement in favor of the underwriters. The foregoing notwithstanding, no Lock-Up Party shall be required to terminate an existing 10b5-1 plan or to cease sales under any such plan. No Stockholder shall be released from any obligation under any agreement, arrangement or understanding entered into with respect to this Section 6.14 unless the Purchaser is also released.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STOCKHOLDER:

Name:

Number of shares of Common Stock beneficially owned as of the date of this Agreement:

Number of Options beneficially owned as of the date of this Agreement:

[Signature Page to Voting Agreement]

PURCHASER:

Ampersand 2018 Limited Partnership

By:	AMP-18 Management Company Limited Partnership, its General Partner

By:	AMP-18 MC LLC, its General Partner

By:
Name:	Herbert H. Hooper
Title:	Managing Member

[Signature Page to Voting Agreement]